Exhibit 10.6

[English Translation]

Exclusive Service Agreement

This Exclusive Service Agreement (this “Agreement”) is amended and entered into on September 30, 2017 by and among:

1.	Shanghai Fuxi Enterprise Management Consulting Co., Ltd., a wholly foreign-owned enterprise duly established and existing under the laws of the PRC (the uniform social credit code: 913100003216954485) having its registered address at Room 213, No. 865, 867, 869 and 877, Qiujiang Road, Jing’an District, Shanghai (“Party A”);

2.	Peiqing Tian, an individual (the ID Card No.: 310110196202283271) having his residential address at Room 402, No. 17, Tian Lin Shi Yi Cun, Xuhui District, Shanghai (“Party B”);

3.	Shanghai Four Seasons Education and Training Co., Ltd., a limited liability company duly established and existing under the laws of the PRC (the uniform social credit code: 91310106088554568M) having its registered address at Room 215-234, Room C, No. 865, 867, 869, 877, Qiujiang Road, Zhabei District, Shanghai (“Party C”);

4.	Party C’s affiliated enterprises, schools established or controlled by Party C as listed under Schedule A as of the execution date of this Agreement and other schools to be established or controlled by Party C (“Party C’s affiliated enterprises”).

In this Agreement, Party A, Party B, Party C and Party C’s affiliated enterprises shall be individually referred to as a “Party” or collectively referred to as the “Parties”.

WHEREAS:

1.	Party A is a wholly foreign-owned enterprise established in accordance with the laws of the PRC, with the scope of business including enterprise management consultancy, enterprise image design and consultancy, marketing plan, business information consultancy, convention and exhibition service (except for being a sponsor or an organizer).

2.	Party C is a limited liability company registered in the PRC in accordance with PRC law, having its principal business of cultural education and training (mathematics thinking training, middle school physics, reading and writing, New Concept English and junior high school chemistry). Party B is the sole shareholder of Party C, holding 100% of Party C’s equity interests.

3.	Party C directly or indirectly holds the whole or part of the organizer’s interests of Party C’s affiliated enterprises.

4.	Party A agrees to provide technical services, management and consulting services (see below for the detailed scope) in connection with education and training activities for Party C and Party C’s affiliated enterprises during the term of this Agreement, and Party C and Party C’s affiliated enterprises agree to accept the relevant services provided by Party A in accordance with the provisions of this Agreement.

The Parties hereby enter into this Agreement through friendly negotiations to stipulate the rights and obligations of the Parties for mutual compliance.

1.	Definition and Interpretation

“Proposed Listing Company” shall mean Four Seasons Education (Cayman) Inc., a limited company incorporated under the laws of the Cayman Islands on June 9, 2014.

“Business” shall mean all the services and business provided or operated by Party C from time to time in accordance with its issued permits, including but not limited to private education and training activities.

“Control” shall mean the right to directly or indirectly decide or urge others or other subjects to decide someone’s or a certain subject’s operating management and business policy through shares or equities of voting rights, contracts or other means.

“VIE Agreements” shall mean the Exclusive Service Agreement, the Exclusive Call Option Agreement, the Shareholder Voting Rights Proxy Agreement and the Equity Pledge Agreement entered into by and among some or all of the Parties hereto on the same day this agreement is entered, including any supplemental agreements or amendments to such agreements, and any other agreements, contracts or legal documents executed or issued by one or more Parties and/or Party C’s affiliated enterprises from time to time to ensure the performance of the aforesaid agreements, signed or accepted by Party A in writing.

“Exclusive Call Option Agreement” shall mean the Exclusive Call Option Agreement amended and entered into by and among the Parties hereto on September 30, 2017. To the extent that the PRC laws permit and subject to relevant conditions, if Party A, at its own discretion, proposes a purchase request, Party B shall, at the request of Party A, transfer all or part of equity interests held by it in Party C to Party A and/or any other entity or individual as designated by Party A.

“PRC” shall mean the People’s Republic of China (for the purpose of this Agreement, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan).

2.	Exclusive Technical Service and Management and Consulting Service

2.1	During the term of this Agreement, the Parties agree that where permitted by the laws of the PRC, Party A shall provide part of or all of the services in relation to their business (“Services”) to Party C and Party C’s affiliated enterprises in accordance with the terms and conditions set forth in this Agreement:

a)	to license Party C and Party C’s affiliated enterprises to use software in relation to their business which is legally obtained by Party A;

b)	to design, develop, update, maintain education and training software used on computers and mobile devices;

c)	to design, develop, update and maintain the web pages and websites required for their related education and training activities;

d)	to design, develop, update and maintain the management information system required for its related education and training activities;

e)	to provide design services in respect of education and training subjects and curriculum;

f)	to provide the editing, selection and/or recommendation services in respect of teaching materials;

g)	to provide students recruitment services and support, including but not limited to planning recruitment standard, scope and manner, developing and designing recruitment brochures and advertisements;

h)	to provide support and services in respect of teachers and staff recruitment and training;

i)	to provide public relations maintenance services, including but not limited to assisting Party C and Party C’s affiliated enterprises to maintain good relations with government departments and the media sector;

j)	to establish long-term strategic development plans and develop annual work plans;

k)	to establish management models and business plans, market development plans;

l)	to provide suggestions for the internal organizational structure and internal management system of training institutions;

m)	to develop regional and national market development plan for student resources for Party C and Party C’s affiliated enterprises;

n)	to assist Party C and Party C’s affiliated enterprises in establishing a combined online/offline modern marketing network;

o)	to assist in the establishment of a sound management system for business operation;

p)	to provide Party C and Party C’s affiliated enterprises with management and consulting services in respect of daily operations, finance, investment, assets, claims and debts, human resources, information internalization and other management and consulting services;

q)	to assist Party C and Party C’s affiliated enterprises in developing programs for relationship maintenance with suppliers, customers, partners and students, and in maintaining such relationships;

r)	to advise on the negotiation, execution and performance of material contracts of Party C and Party C’s affiliated enterprises;

s)	to advise and recommend the assets and business operation of Party C and Party C’s affiliated enterprises;

t)	to provide comprehensive operation and solution plans in relation to the information technology or operation management to meet the business requirement of Party C and Party C’s affiliated enterprises;

u)	to design staff training and development programs and provide staff with pre-job training, management training and technical training to improve the service level of Party C’s and Party C’s affiliated enterprises’ staff and management;

v)	to provide other services which was requested by Party C and Party C’s affiliated enterprises from time to time.

2.2	Party C and Party C’s affiliated enterprises shall appoint Party A to exclusively provide business related services, and Party C and Party C’s affiliated enterprises further agree that, unless Party A gives prior written consent, during the term of this Agreement, Party C and Party C’s affiliated enterprises undertake not to appoint or accept any third party to provide all or part of the above services in respect of such business, and shall not establish any similar relationship with any third party in respect of the matters contemplated in this Agreement. Party A may designate other parties to provide such services for Party C and Party C’s affiliated enterprises.

2.3	Party C and Party C’s affiliated enterprises shall promptly provide Party A with the plan and schedule for the required services.

3.	Provision of Service and Authorization

3.1	Party C and Party C’s affiliated enterprises shall, and Party B shall, where applicable, procure Party C and Party C’s affiliated enterprises to, operate in accordance with the opinions or suggestions provided by Party A for the services stated in Articles 2 of this Agreement.

3.2	In order to enable Party A to provide relevant services more efficiently, Party C and Party C’s affiliated enterprises irrevocably appoint Party A (and any entrusted or re-entrusted person of Party A) as their agent during the term of this Agreement, and Party A may act on behalf of and in the name of Party C and Party C’s affiliated enterprises or in other ways (as determined by the agent):

a)	to sign the relevant documents with third parties (including but not limited to suppliers and customers);

b)	to handle any matters which are incumbent upon but not handled by Party C and Party C’s affiliated enterprises under this Agreement; and

c)	to sign all necessary documents and handle all necessary matters so that Party A may fully exercise all or any of the rights conferred by this Agreement.

3.3	If it is required by Party A, Party B and Party C and Party C’s affiliated enterprises shall undertake to issue an independent power of attorney to Party A in relation to a certain matter at any time upon the request of Party A.

3.4	Party C and Party C’s affiliated enterprises agree to acknowledge retrospectively and confirm any matters that Party A has handled or intends to handle as an agent pursuant to this provisionof appointment.

3.5	The entrustment and authorization granted by Party B, Party C and Party C’s affiliated enterprises to Party A under this Agreement is sole, exclusive and irrevocable. During the term of this Agreement, Party B, Party C and Party C’s affiliated enterprises shall procure and ensure that, without Party A’s prior written consent, Party C and Party C’s affiliated enterprises shall not, directly or indirectly, obtain from any third party (including but not limited to its shareholders, directors, senior officers, or persons or entities having any affiliated relationship with the aforementioned shareholders, directors or senior officers) any identical or similar services as those agreed herein, and shall not establish any similar business cooperation with any third party in respect of the matters contemplated in this Agreement.

3.6	Party C and Party C’s affiliated enterprises shall, and Party B shall procure and ensure that Party C and Party C’s affiliated enterprises shall provide Party A with any documents relating to Party C and Party C’s affiliated enterprises as required by Party A, and shall give Party A access to all licenses and documents in relation to Party C’s and Party C’s affiliated enterprises’ operations.

3.7	The Parties hereby agree that Party A shall have the right to grant all or part of its rights to provide services under this Agreement to a third party designated by Party A.

3.8	Party B shall procure and ensure that Party A has the right to decide whether Party C and Party C’s affiliated enterprises may continue to operate and Party A has the right (but not obliged) to choose whether to give financial support to Party C and Party C’s affiliated enterprises when Party C and Party C’s affiliated enterprises incur operating losses or experience serious business difficulties or financial crises, and Party C and Party C’s affiliated enterprises shall unconditionally accept Party A’s decision as to whether or not they should continue to operate.

4.	Service Fee

4.1	As the consideration for Party A’s exclusive services, Party C and Party C’s affiliated enterprises shall, according to the payable service fee which is assessed by Party A based on its own financial position and that of Party C’s and Party C’s affiliated enterprises’ assess, determine and pay technical service fee and management and consulting service fee (collectively “Service Fee”) to Party A for each fiscal year.

4.2	In respect of the Service Fee to be paid by Party C and Party C’s affiliated enterprises to Party A, it shall be assessed and determined by the following floating standard: that is, subject to the provisions of the PRC laws, after deducting necessary costs and expenses for company’s business operations (the preliminary assessment result of the necessary costs and expenses shall be provided by Party C and Party C’s affiliated enterprises, and the final confirmation and decision shall be made by Party A) , taxes, provisions for the company’s losses in the previous years (if required by applicable laws), and redeeming the statutory reserve funds, the rest of income (after auditing and according to International Accounting Standards) and all financial benefits shall be paid to Party A by Party C and Party C’s affiliated enterprises as service fee under this Agreement. The amount of service fee shall be determined by Party A and adjusted by Party A independently without consents from Party C and Party C’s affiliated enterprises, and shall be calculated and adjusted with taking into following factors, including but not limited to (a) the percentage of equity interest held by Party C in Party C’s affiliated enterprises, (b) the difficulty and complexity of service provided by Party A, (c) the time consumed on service provided by service staff of Party A and the resources used by Party A, (d) the specific content and commercial value of services provided by Party A and (e) the market price of the same type of services provided by Party A.

In the event that Party A considers that the determination mechanism for the Service Fee agreed upon in this Agreement is not applicable and needs to be adjusted for any reason, Party C and Party C’s affiliated enterprises shall, within ten (10) business days after Party A has made a written request for adjustment, negotiate with Party A in good faith to determine the new charging standard or mechanism. If Party C and Party C’s affiliated enterprises do not respond within ten (10) business days upon receipt of the above adjustment notice, they shall be deemed to have agreed to the adjustment by default.

4.3	Service Fee may be paid before or after Party A provides the required technical services and management and consulting services. In order to meet the demands of the daily business operations of Party C and Party C’s affiliated enterprises, with the consent of Party A, Party C and Party C’s affiliated enterprises can only use the portion of cash exceeding their basic cash demands to pay the Service Fee, and the shortage of fee can be suspended from payment if it is within the limit as agreed by Party A. Such suspension of payment shall not be considered as breach of contract by Party C and Party C’s affiliated enterprises, but Party C and Party C’s affiliated enterprises shall pay overdue interest.

4.4	Service Fee shall be assessed, determined and paid on a fiscal year basis. Party C and Party C’s affiliated enterprises shall prepare and issue a financial report duly audited by an accounting firm in accordance with the applicable accounting principles within three (3) months after the end of each accounting year, and shall, within fifteen (15) days after the preparation and issuance of the audited financial accounting report, pay Party A the Service Fee under this Agreement. Party C and Party C’s affiliated enterprises shall, within the fifteen (15) days after the preparation and issuance of the audited financial accounting report, confirm with Party A the amount of each Service Fee payment in written form through the resolution of the board of directors or the decision of the executive director and make payment..

4.5	In addition to the Service Fee, Party C and Party C’s affiliated enterprises shall bear and indemnify Party A for all reasonable costs, disbursements and expenses (hereinafter the “Expenses”) of any form that are paid or incurred by Party A or in connection with the performance or provision of services by Party A.

4.6	Party C and Party C’s affiliated enterprises shall pay the Service Fee to and indemnify Party A for his expenses in accordance with the provisions of this Agreement and the supplemental documents executed from time to time. Party A shall issue invoice for the corresponding Service Fee and all the Expenses incurred during the relevant period to Party C and Party C’s affiliated enterprises in a timely manner. Party C and Party C’s affiliated enterprises shall pay the amount specified in the invoice within seven (7) days after receipt of the invoice. All bank charges due to such payment shall be borne by Party C and Party C’s affiliated enterprises. All payments shall be made to Party A’s designated bank account by remittance or other means accepted by the Parties. The Parties agree that Party A may from time to time deliver notice about changes in such payment instructions to Party C and Party C’s affiliated enterprises.

4.7	Party C and Party C’s affiliated enterprises shall pay interest on any overdue payment of the Service Fee and Expenses stipulated in this Agreement, and the interest rate shall be paid at the rate of RMB short-term loan interest published by the People’s Bank of China on the date of the actual payment.

4.8	Each party shall bear its own taxes and fees duly payable in connection with the signing and performance of this Agreement. At the request of Party A, Party C and Party C’s affiliated enterprises shall endeavor to assist Party A in obtaining the treatment of exemption from business tax/VAT in respect of all or part of its Service Fee income under this Agreement.

5.	Representations and Warranties

5.1	Party A represents and warrants that:

a)	Party A is a duly established and validly existing company with limited liability and the ability to assume civil liabilities;

b)	Party A has the right to sign and perform this Agreement and has obtained all necessary and appropriate approvals and authorizations for the signing and performance of this Agreement. Party A has also obtained all government approvals, qualifications and permits as required to conduct relevant business pursuant to applicable laws;

c)	This Agreement shall be legally valid and binding on Party A as of the date of this Agreement and may be enforced in accordance with the provisions of this Agreement;

d)	Party A’s signing and performance of this Agreement does not violate any PRC laws and regulations, the judgment of any court or the awards of any arbitration institution, the decision, approval or permit of any administrative authority, or any agreement to which it is a party or which is binding on it, nor will it result in the approval or permit of any government authority, to which it applies, being suspended, revoked, confiscated or failed to be renewedupon expiration;

e)	there are no outstanding litigation, arbitration, or other judicial or administrative proceedings that will affect Party A’s performance of obligations under this Agreement, and as far as it is aware of, no threat of action involving the above is to be taken.

5.2	Party B, Party C and Party C’s affiliated enterprises represents and warrants that:

a)	Party B is a natural person with civil rights and civil capacity, Party C and Party C’s affiliated enterprises are duly established and validly existing limited liability company or schools;

b)	upon the taking effect of this Agreement, Party B is a legal shareholder of Party C, holding 100% of its equity interests; Party C directly or indirectly holds the whole or part of the organizer’s interests of Party C’s affiliated enterprises;

c)	except for the rights restrictions imposed upon Party C’s equity interests due to the VIE Agreements, there are no other encumbrances or rights restrictions imposed upon Party C’s equity interests by Party B by Party C; Party C directly or indirectly holds the whole or part of the organizer’s interests (without any encumbrance or restriction) of Party C’s affiliated enterprises;

d)	Party B, Party C and Party C’s affiliated enterprises will strictly abide by the terms of this Agreement and shall not affect the validity and enforceability of this Agreement due to their act or omission to act;

e)	Party B, Party C and Party C’s affiliated enterprises have the right to sign and perform this Agreement, and has obtained all necessary and appropriate approvals and authorizations for the signing and performance of this Agreement. They have also obtained all approvals, qualifications and permits as required to conduct relevant business pursuant to applicable laws;

f)	This Agreement shall be legally valid and binding upon Party B, Party C and Party C’s affiliated enterprises as of the effective date of this Agreement and shall be legally enforceable in accordance with the provisions of this Agreement;

g)	The signing and performance of this Agreement by Party B, Party C and Party C’s affiliated enterprises shall not violate any PRC laws and regulations, the judgment of any court or the awards of any arbitration institution, the decision, approval or permit of any administrative authority, or any agreement to which it is a party or which is binding on it, nor will it result in the approval or permit of any government authority, to which it applies, being suspended, revoked, confiscated or failed to be renewed upon expiration;

h)	there are no outstanding litigation, arbitration, or other judicial or administrative proceedings that will affect Party B, Party C and Party C’s affiliated enterprises’ performance of obligations under this Agreement, and as far as they are aware of, no threat of action involving the above is to be taken;

i)	Party B, Party C and Party C’s affiliated enterprises have disclosed to Party A any contract, government approval, permit, or any document to which any of them is a party or which is binding on it or its assets or business, which may cause significant adverse effect on its ability to fully comply with its obligations under this Agreement, and there are no false statements or omissions of any material facts in the documents provided previously to Party A by Party B, Party C and Party C’s affiliated enterprises;

j)	Party C and Party C’s affiliated enterprises will pay the Service Fee to Party A in full and in time in accordance with the provisions of this Agreement;

k)	Party C and Party C’s affiliated enterprises shall maintain the ongoing validity of the permits and qualifications related to Party C and Party C’s affiliated enterprises’ business during the term of this Agreement; and actively cooperate with Party A to provide services and accept Party A’s reasonable advice and suggestions on Party C and Party C’s affiliated enterprises’ business.

5.3	Party B, Party C and Party C’s affiliated enterprises hereby confirm and agree that, unless with the prior written consent of Party A or its designated person, Party B, Party C and Party C’s affiliated enterprises will not conduct or procure any activities or transactions that may materially affect Party C and Party C’s affiliated enterprises’ assets, business, personnel, rights, obligations or unit operations, and shall not conduct or procure any activities or transactions that may materially affect the ability of Party B, Party C and Party C’s affiliated enterprises to perform their obligations under the VIE Agreements, including but not limited to:

a)	Without Party A’s prior written consent, Party C and Party C’s affiliated enterprises shall not establish or acquire any subordinate enterprises, units or legal entities, including but not limited to subsidiaries, branches, private non-enterprise units;

b)	Without Party A’s prior written consent, Party C and Party C’s affiliated enterprises shall not carry out any activities beyond the normal business scope, nor shall it change Party C and Party C’s affiliated enterprises’ business model;

c)	Without Party A’s prior written consent, Party C and Party C’s affiliated enterprises shall not engage in any merger, split-off, restructuring of its organization , dissolution or liquidation;

d)	Without Party A’s prior written consent, they shall not sell the equity interests or organizer’s interests of Party C and Party C’s affiliated enterprises to any third party other than Party A or its designated person, or increase or decrease their registered capital, or change the structure of equity interests or organizer’s interests of Party C and Party C’s affiliated enterprises in any manner;

e)	Without Party A’s prior written consent, they shall not pledge the equity interests of Party C and Party C’s affiliated enterprises or the assets or rights of Party C and Party C’s affiliated enterprises to any third party other than Party A or its designated person with, nor shall they request Party C and Party C’s affiliated enterprises to provide any other forms of security, or create any other encumbrances upon the equity interests or organizer’s interests of Party C and Party C’s affiliated enterprises or the assets owned by Party C and Party C’s affiliated enterprises;

f)	Without Party A’s prior written consent, they shall not distribute dividends, reasonable returns or other payments to Party B in any manner; if Party B obtains any bonuses, dividends or any other gains or benefits (regardless of its particular form) from Party C as a shareholder of Party C or Party C obtains any bonuses, dividends or any other gains or benefits (regardless of its particular form) from Party C’s affiliated enterprises as a shareholder or organizer of Party C’s affiliated enterprises, they shall, at the time of obtaining the aforesaid proceeds, unconditionally and immediately pay the proceeds or benefits to the specific account designated by Party A for free as an integral part of the share pledge to provide security for the performance of the obligations under the VIE Agreements and the repayment of debt;

g)	They shall not carry out any activities that cause or may cause adverse effect on Party C and Party C’s affiliated enterprises’ daily operations, business and assets and Party C and Party C’s affiliated enterprises’ ability to make payment to Party A;

h)	Party B and Party C and Party C’s affiliated enterprises shall ensure that in the event of any ongoing or potential investigation, action, arbitration, administrative proceeding or other legal proceedings involving the assets, business and income of Party C and Party C’s affiliated enterprises occurring, they will immediately inform Party A of the same;

i)	They shall not engage in any transaction that has or may have adverse effect on all kinds of cooperation among Party A, Party B, Party C and Party C’s affiliated enterprises pursuant to the VIE Agreements; and

j)	Without Party A’s prior written consent, no rights and obligations under this Agreement and other VIE Agreements shall be transferred to any third party other than Party A or its designated persons, and Party B, Party C and Party C’s affiliated enterprises hall not establish or carry out any cooperation or business relationship with any third party that is identical or similar to that under this Agreement.

5.4	Party B warrants to Party A that it has made all proper arrangements and signed all necessary documents to ensure that upon its death, loss of civil capacity, any restriction imposed on civil capacity, divorce, or occurrence of other circumstances that may affect its exercise of its equity interests in Party C, its successor, guardian, spouse and any other person who may obtain such equity interests or related rights cannot influence or impede the performance of the VIE Agreements.

5.5	Party B, Party C and Party C’s affiliated enterprises guarantee to Party A that it will not act or omit to act in the contrary to the purpose and intention of the establishment of the VIE Agreements resulting in or may result in any conflicts between Party A’s interests and the interests of Party B, Party C and Party C’s affiliated enterprises and their respective subordinate legal entities. If Party B, Party C and Party C’s affiliated enterprises have conflicts with Party A in the performance of the VIE Agreements, Party B, Party C and Party C’s affiliated enterprises will maintain Party A’s legal interests under the VIE Agreements and legally follow the instructions of Party A.

6.	Confidentiality, Intellectual Property Rights And Non-Competition

6.1	The Parties agree that they will endeavor to take various reasonable measures to keep confidential the secret materials and information of Party A (the “Confidential Information”) that they get to know or have access to as a result of obtaining Party A’s exclusive technical support and technical service; unless Party A gives prior written consent, the Parties shall not disclose, give or transfer such Confidential Information to any third party. Once this Agreement terminates, the Parties shall return any documents, materials or software containing the Confidential Information to Party A as requested by Party A or destroy such documents, materials or software on their own, and delete any Confidential Information from all relevant memory devices and shall not continue to use such Confidential Information.

6.2	The Parties acknowledge and confirm that any oral or written information exchanged by them in respect of this Agreement shall be Confidential Information. Each of the Parties shall keep all of such information confidential and shall not disclose any relevant information to any third party without written consents of the other Parties, except for:

a)	the information that is known or to be known by the public (not through the disclosure by the receiving Party of such information);

b)	the information that is required to be disclosed pursuant to applicable laws or rules or regulations of any stock exchange; or

c)	the information that is required to be disclosed by any Party to its legal counsel or financial advisor in respect of the transaction under this Agreement, which legal counsel or financial advisor shall be bound by the confidentiality obligations similar to the obligations stated in this Article.

6.3	Any disclosure of any Confidential Information made by the staff members or agencies hired by any Party shall be deemed as the disclosure of such Confidential Information made by such Party, and such Party shall assume legal liabilities for breach of this Agreement.

6.4	Unless otherwise provided by the PRC laws and regulations, the technology developed and the materials prepared by Party A during the course of providing Party C and Party C’s affiliated enterprises with R&D services, technical support and technical services, and the intellectual property rights of all the R&D results obtained through R&D as a result of implementing this Agreement and/or the contract jointly executed by Party A with other Parties as well as any rights derived therefrom (“Such Rights”) all belonged solely to Party A. Such Rights include but not limiteded to the right to apply for patents, the title to know-how, the copyright of software, technical documents and technical information of works, trade secrets, artwork and other works, or other intellectual property rights and the right to authorize others to use the above or to transfer the above intellectual property rights.

6.5	Without Party A’s prior written consent, Party C and Party C’s affiliated enterprises shall not, and shall procure its subsidiaries or entities (if any) not to, transfer, assign, mortgage, permit or otherwise dispose of any Such Rights.

6.6	All Parties agree that this Article shall remain in force, no matter if this Agreement is invalid, altered, discharged, terminated or inoperative.

7.	Default Liability

7.1	If any party violates this Agreement resulting infailure to perform all or part of this Agreement, the default Party shall be liable for breach of contract and shall indemnify the non-default Party for any consequential damages (including litigation costs and attorney’s fees arising therefrom); if all of the Parties have breached the contract, they shall assume their respective liabilities depending on the actual circumstances.

7.2	The Parties agree that Party A shall have the right, in the circumstances permitted by applicable laws, upon the breach of this Agreement by Party C and Party C’s affiliated enterprises, to request the competent court or arbitration institution with jurisdiction to take statutory remedies or other remedial measures against the equity interests, land or other assets held by the default Party, including but not limited to such remedies as transferring the equity interests of Party C and Party C’s affiliated enterprises and their subordinate enterprises or units, or compulsorily requesting Party C and Party C’s affiliated enterprises and their subordinate enterprises or units to transfer assets, or ordering Party C and Party C’s affiliated enterprises and their subordinate enterprises or units to dissolve or liquidate so as to compensate Party A’s losses.

7.3	If Party A assumes indemnification liabilities against any other Party to the agreements and/or a third Party as a result of performing the rights and obligations under the VIE Agreements, upon making such compensation, Party A shall have the right to seek indemnification from Party B, Party C and Party C’s affiliated enterprises in connection with such compensation.

8.	Governing Law and Dispute Resolution

8.1	Change of Law

In the event that at any time after the date of execution of this Agreement, any PRC laws, regulations or rules are promulgated or amended, or there is any change to the interpretation or application of such laws, regulations or rules, the following provisions shall apply:

a)	If the above change or new regulations are more favorable to any Party than the relevant laws, regulations, decrees or regulations in force on the date of this Agreement (while the other party is not seriously and adversely affected thereby), the Parties shall promptly revise this Agreement so as to obtain the benefits of such change or new regulations; or the Parties shall promptly apply to obtain the benefits of such change or new regulations. The Parties shall make their best endeavors to obtain the approval of such application; and

b)	This Agreement shall continue to be implemented in accordance with the original terms if the economic interests of any Party under this Agreement are seriously and adversely affected, directly or indirectly, by the change or new regulations mentioned above. The Parties shall take all legal measures to obtain exemption from complying with the change or the new regulations. If the adverse effect on the economic interests of any Party cannot be resolved in accordance with the provisions of this Agreement, upon notifying the other Party by the affect Party, all Parties shall negotiate in a timely manner and make all necessary changes to this Agreement in order to maintain the economic interests of the affected Party under this Agreement.

8.2	The execution, validity, interpretation, performance, revision and termination of this Agreement and dispute settlement in respect hereof shall be governed by the PRC Law.

8.3	Any dispute, controversy or claim arising from, or in connection with, this Agreement or the performance, interpretation, breach, termination or validity of this Agreement shall be settled through friendly negotiation. Such negotiation shall start immediately after one Party to the dispute has delivered to other Parties a written notice specifying the dispute or claims to request for negotiation.

8.4	If such dispute fails to be settled within thirty (30) days of the delivery of the above said notice, either Party shall have the right to submit such dispute to arbitration. The Parties agree to submit such dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules then in effect. The place of the arbitration shall be in Shanghai. The arbitral award shall be final and legally binding on the Parties. The arbitration commission shall have the right, in respect of Party B, Party C and Party C’s affiliated enterprises’ equity interests, organizer’s interest, property interests or other assets, to award indemnification or compensate Party A against the losses suffered by Party A due to the breach by Party B and Party C or issue relevant injunction (for the purpose of operation of business or compulsory transfer of assets), or to award to dissolve and liquidate Party C and Party C’s affiliated enterprises. After the arbitral award becomes effective, any Party shall have the right to apply to the competent court for the enforcement of the arbitral award.

8.5	During the period of arbitration, except for the disputed matters submitted for arbitration, the Parties hereto shall continue to perform their other respective obligations hereunder.

9.	Change in Circumstances

9.1	If any promulgation of or any amendment to any PRC laws, regulations or rules, or any change of the interpretation or application of such laws, regulations and rules, or any change of relevant registration procedures at any time makes Party A believe that the maintenance of the validity and performance of this Agreement becomes illegal or violates such laws, regulations or rules, Party C and Party C’s affiliated enterprises shall, as instructed by Party A in writing and as requested by Party A, immediately take any action and/or execute any agreement or other documents in order to:

(a)	maintain the validity of this Agreement; and/or

(b)	achieve the purpose of this Agreement in the manner as provided for in this Agreement or in another manner.

10.	Severability

10.1	If any one or more of the provisions of this Agreement are found to be invalid, unlawful or unenforceable in any respect under any laws or regulations, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected or impaired thereby. The Parties shall engage in good faith negotiation and replace such invalid, unlawful or unenforceable provisions with effective terms by way of modification or otherwise to the maximum extent as permitted by law and expected by the Parties, and the economic effects of such effective terms shall be as similar as possible to those of the invalid, unlawful or unenforceable terms.

11.	Term

11.1	This Agreement shall come into force as of the date of execution or affixing seals by the Parties and shall be automatically terminated when Party A and/or the person designated by Party A has fully exercised its rights to purchase all equity interests held by Party B in Party C in accordance with the Exclusive Call Option Agreement entered into with Party B and Party C on the date of this Agreement. Party A may unilaterally terminate this Agreement after giving a thirty (30)-day prior notice. Unless otherwise provided by law, Party B and Party C shall have no right to unilaterally terminate or rescind this Agreement in any case.

11.2	The Parties hereto shall complete the approval and registration formalities for extending the term of operation within three (3) months prior to the expiration of their respective terms of operation so that this Agreement can continue to be valid.

11.3	For the avoidance of doubt, as provided by the Exclusive Call Option Agreement, in the event that the PRC laws and regulations permit Party A and/or its parent and/or the Proposed Listed Company to directly or indirectly holds all or part of the equity interests of Party C, and conduct education and training business, Party A shall issue the notice to purchase equity interests as promptly as practicable. This Agreement shall terminate after Party A and/or the person designated by Party A has fully exercised its rights to purchase all equity interests held by Party B in Party C in accordance with the this agreement.

12.	Amendment

12.1	Upon the unanimous agreement of the Parties hereto and the approval by the shareholders (meeting) of Party A, the Parties hereto may make amendments or supplements to this Agreement and take all necessary steps and actions at their cost to make such amendments or supplements legal and effective.

12.2	If any stock exchange or other regulatory authority proposes any amendments to this Agreement, or any change of relevant listing rules or relevant requirements is applicable to this Agreement, the Parties shall make amendments to this Agreement accordingly.

13.	Force Majeure

13.1	If the Parties are unable to perform its obligations under this Agreement due to a force majeure event, such obligations under this Agreement shall be discharged to the extent that they are affected by the force majeure. For the purpose of this Agreement, a force majeure event only includes natural disasters, storm, tornados and other acts of nature, strikes, lockout/shutdown or other industrial issues, wars, riots, conspiracy, hostility, terrorist activities or acts of violence by criminal organizations, blockade, acute diseases or epidemic, earthquake or other earth crust movements, floods and other natural disasters, bomb explosion or other explosions, fire, accidents or governmental activities which make such Parties unable to perform this Agreement.

13.2	In case of a force majeure event, the Party being affected by the force majeure event shall use its efforts to mitigate and eliminate the consequences of the force majeure event, and shall be liable for performing the delayed and impeded obligations under this Agreement. The Parties agree to use their best efforts to continue to perform this Agreement after the force majeure event ends.

13.3	If there is a possibility that a force majeure event may occur, as a result of which the performance of this Agreement will be delayed or impeded or will be threatened to be delayed or impeded, relevant Party shall immediately notify the other Parties in writing and provide all relevant materials.

14.	Miscellaneous

14.1	Party B, Party C and Party C’s affiliated enterprises shall not assign their respective rights and obligations under this Agreement to any third party unless Party A agrees in writing in advance. Party B, Party C and Party C’s affiliated enterprises hereby agree that Party A may, where permitted by the PRC laws and at its own discretion, transfer its rights and obligations under this Agreement to a third party. Party A only needs to send a written notice to Party B, Party C and Party C’s affiliated enterprises at the time of the transfer and does not need to obtain the consent of Party B, Party C and Party C’s affiliated enterprises in respect of such transfer.

14.2	If, in any case, any third party other than Party B accepts the assignment of Party C’s equity interests, Party B shall be obliged to request the relevant assignee to accept the rights and obligations under the VIE Agreements in writing and have the relevant assignee bound by such rights and obligations.

14.3	This Agreement is drawn up in Chinese in three originals. Party A, Party B and Party C shall hold one of them. They shall have the same legal effect.

(There is no text below.)

(There is no text on this page which is the signature page

of the Exclusive Service Agreement.)

Shanghai Fuxi Enterprise Management Consulting Co., Ltd.

[Company seal is affixed]

Legal Representative or Authorized Representative:	/s/ Peiqing Tian

Peiqing Tian

Signature:	/s/ Peiqing Tian

Shanghai Four Seasons Education and Training Co., Ltd.

[Company seal is affixed]

Legal Representative or Authorized Representative:	/s/ Peiqing Tian

(There is no text on this page which is the signature page

of the Exclusive Service Agreement.)

Nanchang Honggutan New Area Four Seasons Training School

[Company seal is affixed]

Legal Representative or Authorized Representative:	/s/ Lu Wang

Shanghai Jin’an Modern Art Culture Education School

[Company seal is affixed]

Legal Representative or Authorized Representative:	/s/ Peiqing Tian

Shanghai Shane English Training School

[Company seal is affixed]

Legal Representative or Authorized Representative:	/s/ Mingzhu Yu

Shanghai Jin’an Saxon English Training School

[Company seal is affixed]

Legal Representative or Authorized Representative:	/s/ Mingzhu Yu

Taicang Yinglian Yunlin Foreign Language Training Center

[Company seal is affixed]

Legal Representative or Authorized Representative:	/s/ Wenyan Yang

Schedule A

1. Nanchang Honggutan New Area Four Seasons Training School;

2. Shanghai Jin’an Modern Art Culture Education School;

3. Shanghai Shane English Training School;

4. Shanghai Jin’an Saxon English Training School;

5. Taicang Yinglian Yunlin Foreign Language Training Center.